Exhibit 99.1

Union Pacific Reports First Quarter 2022 Results

●	Earnings per diluted share of $2.57
●	Operating revenue up 17%
●	Operating income up 19%

Omaha, Neb., April 21, 2022 – Union Pacific Corporation (NYSE: UNP) today reported 2022 first quarter net income of $1.6 billion, or $2.57 per diluted share. This compares to 2021 first quarter net income of $1.3 billion, or $2.00 per diluted share.

“Union Pacific translated revenue growth from a strong economy, our focused business development initiatives, core pricing gains, and positive business mix, into solid financial results,” said Lance Fritz, Union Pacific chairman, president, and chief executive officer. “Operationally, we did not meet expectations, which is having an impact on our customers. We are taking actions to improve resource utilization, increase crews and locomotives where needed, and reduce freight car inventory levels to restore fluidity.”

Financial Results: Revenue Growth Drives First Quarter Records for Operating Revenue, Operating Income, Net Income, and Earnings Per Share

First Quarter 2022 Compared to First Quarter 2021

●	Operating revenue of $5.9 billion was up 17% driven by higher fuel surcharge revenue, volume growth, core pricing gains, and a positive business mix.
●	Business volumes, as measured by total revenue carloads, were up 4%.
●

Union Pacific’s 59.4% operating ratio improved 70 basis points. Operating ratio included 160 basis points of positive impact from 2021 weather events. Higher fuel prices negatively impacted the operating ratio 80 basis points.

●	Operating income of $2.4 billion was up 19%.
●	The company repurchased 11.0 million shares in first quarter 2022 at an aggregate cost of $2.8 billion.

Operating Performance: Operational Inefficiencies and Incidents Impacted Service and Productivity

First Quarter 2022 Compared to First Quarter 2021

●	Quarterly freight car velocity of 198 daily miles per car, a 5% decline.
●	Quarterly locomotive productivity was 130 gross ton-miles (GTMs) per horsepower day, a 6% decline.
●	Average maximum train length was flat.
●	Quarterly workforce productivity was 1,056 car miles per employee, a 5% improvement.
●	Fuel consumption rate, measured in gallons of fuel per thousand GTMs, was flat.
●	Union Pacific’s reportable personal injury rate deteriorated to 0.97 per 200,000 employee-hours compared to 0.85 for 2021.

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2022 Guidance

Updated

●	Operating ratio beginning with “55”, up from ~55.5%
○	Pressure from rising fuel prices and current operational performance

Affirmed

●	Full year volume growth exceeding Industrial Production
●	Pricing gains in excess of inflation dollars
●	Incremental margins of mid-60%
●	Capital spending of $3.3 billion
●	Dividend payout target of 45% of earnings
●	Share repurchases in line with 2021

First Quarter 2022 Earnings Conference Call

Union Pacific will webcast its first quarter 2022 earnings release presentation live at www.up.com/investor and via teleconference on Thursday, April 21, 2022, at 8:45 a.m. Eastern Time. Participants may join the conference call by dialing 877-407-8293 (or for international participants, 201-689-8349).

ABOUT UNION PACIFIC

Union Pacific (NYSE: UNP) delivers the goods families and businesses use every day with safe, reliable, and efficient service. Operating in 23 western states, the company connects its customers and communities to the global economy. Trains are the most environmentally responsible way to move freight, helping Union Pacific protect future generations. More information about Union Pacific is available at www.up.com.

Union Pacific Investor contact: Brad Stock at 402-544-4227 or bkstock@up.com

Union Pacific Media contact: Clarissa Beyah at 402-957-4793 or cbeyah@up.com

Supplemental financial information is attached.

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This news release and related materials contain statements about the Company’s future that are not statements of historical fact, including specifically the statements regarding the Company’s expectations with respect to economic conditions and demand levels, its ability to improve network performance (including those in response to increased traffic), its results of operations, and potential impacts of the COVID-19 pandemic and the Russian-Ukraine conflict.  These statements are, or will be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements also generally include, without limitation, information, or statements regarding: projections, predictions, expectations, estimates, or forecasts as to the Company’s and its subsidiaries’ business, financial, and operational results, and future economic performance; and management’s beliefs, expectations, goals, and objectives and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward-looking information, including expectations regarding operational and financial improvements and the Company’s future performance or results are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statement. Important factors, including risk factors, could affect the Company’s and its subsidiaries’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements. Information regarding risk factors and other cautionary information are available in the Company’s Annual Report on Form 10-K for 2021, which was filed with the SEC on February 4, 2022. The Company updates information regarding risk factors if circumstances require such updates in its periodic reports on Form 10-Q and its subsequent Annual Reports on Form 10-K (or such other reports that may be filed with the SEC).

Forward-looking statements speak only as of, and are based only upon information available on, the date the statements were made. The Company assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information. If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect thereto or with respect to other forward-looking statements. References to our website are provided for convenience and, therefore, information on or available through the website is not, and should not be deemed to be, incorporated by reference herein.

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UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Income (unaudited)

Millions, Except Per Share Amounts and Percentages,	1st Quarter
For the Periods Ended March 31,	2022	2021		%
Operating Revenues
Freight revenues	$5,440	$4,649	17%
Other Revenues	420	352	19
Total operating revenues	5,860	5,001	17
Operating Expenses
Compensation and benefits	1,101	1,026	7
Fuel	714	411	74
Purchased services and materials	561	490	14
Depreciation	555	549	1
Equipment and other rents	215	212	1
Other	337	320	5
Total operating expenses	3,483	3,008	16
Operating Income	2,377	1,993	19
Other income, net	47	51	(8)
Interest expense	(307)	(290)	6
Income before income taxes	2,117	1,754	21
Income taxes	(487)	(413)	18
Net Income	$1,630	$1,341	22%

Share and Per Share
Earnings per share - basic	$2.58	$2.01	28%
Earnings per share - diluted	$2.57	$2.00	29
Weighted average number of shares - basic	632.2	667.6	(5)
Weighted average number of shares - diluted	633.6	669.2	(5)
Dividends declared per share	$1.18	$0.97	22

Operating Ratio	59.4%	60.1%	(0.7)	pts
Effective Tax Rate	23.0%	23.5%	(0.5)	pts

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Freight Revenues Statistics (unaudited)

	1st Quarter
For the Periods Ended March 31,	2022	2021	%
Freight Revenues (Millions)
Grain & grain products	$877	$766	14%
Fertilizer	180	170	6
Food & refrigerated	267	235	14
Coal & renewables	508	341	49
Bulk	1,832	1,512	21
Industrial chemicals & plastics	520	435	20
Metals & minerals	485	375	29
Forest products	364	316	15
Energy & specialized markets	552	530	4
Industrial	1,921	1,656	16
Automotive	501	447	12
Intermodal	1,186	1,034	15
Premium	1,687	1,481	14
Total	$5,440	$4,649	17%
Revenue Carloads (Thousands)
Grain & grain products	205	203	1%
Fertilizer	45	44	2
Food & refrigerated	47	45	4
Coal & renewables	225	174	29
Bulk	522	466	12
Industrial chemicals & plastics	160	140	14
Metals & minerals	182	146	25
Forest products	64	60	7
Energy & specialized markets	131	139	(6)
Industrial	537	485	11
Automotive	190	180	6
Intermodal [a]	757	796	(5)
Premium	947	976	(3)
Total	2,006	1,927	4%
Average Revenue per Car
Grain & grain products	$4,269	$3,782	13%
Fertilizer	4,016	3,852	4
Food & refrigerated	5,637	5,234	8
Coal & renewables	2,262	1,958	16
Bulk	3,508	3,246	8
Industrial chemicals & plastics	3,247	3,113	4
Metals & minerals	2,660	2,563	4
Forest products	5,672	5,244	8
Energy & specialized markets	4,219	3,828	10
Industrial	3,574	3,417	5
Automotive	2,640	2,485	6
Intermodal [a]	1,566	1,299	21
Premium	1,782	1,517	17
Average	$2,711	$2,413	12%

[a]	For intermodal shipments each container or trailer equals one carload.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Financial Position (unaudited)

	Mar. 31,	Dec. 31,
Millions, Except Percentages	2022	2021
Assets
Cash and cash equivalents	$909	$960
Short-term investments	46	46
Other current assets	2,921	2,545
Investments	2,279	2,241
Properties, net	55,064	54,871
Operating lease assets	1,727	1,787
Other assets	1,105	1,075
Total assets	$64,051	$63,525

Liabilities and Common Shareholders' Equity
Debt due within one year	$1,559	$2,166
Other current liabilities	3,903	3,578
Debt due after one year	30,680	27,563
Operating lease liabilities	1,291	1,429
Deferred income taxes	12,739	12,675
Other long-term liabilities	1,982	1,953
Total liabilities	52,154	49,364
Total common shareholders' equity	11,897	14,161
Total liabilities and common shareholders' equity	$64,051	$63,525

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Cash Flows (unaudited)

Millions,	Year-to-Date
for the Periods Ended March 31,	2022	2021
Operating Activities
Net income	$1,630	$1,341
Depreciation	555	549
Deferred income taxes	60	54
Other - net	(9)	14
Cash provided by operating activities	2,236	1,958
Investing Activities
Capital investments*	(848)	(536)
Maturities of short-term investments	-	24
Purchases of short-term investments	-	(24)
Other - net	12	31
Cash used in investing activities	(836)	(505)
Financing Activities
Debt issued	3,490	-
Share repurchase programs	(2,743)	(1,347)
Debt repaid	(866)	(47)
Dividends paid	(743)	(650)
Accelerated share repurchase programs pending final settlement	(440)	-
Net issuance of commercial paper	(100)	(15)
Other - net	(51)	(14)
Cash used in financing activities	(1,453)	(2,073)
Net Change in Cash, Cash Equivalents and Restricted Cash	(53)	(620)
Cash, cash equivalents, and restricted cash at beginning of year	983	1,818
Cash, cash equivalents, and restricted cash at end of period	$930	$1,198
Free Cash Flow**
Cash provided by operating activities	$2,236	$1,958
Cash used in investing activities	(836)	(505)
Dividends paid	(743)	(650)
Free cash flow	$657	$803

*	Capital investments include locomotive and freight car early lease buyouts of $46 million in 2022 and $23 million in 2021.

**

Free cash flow is a non-GAAP measure; however, we believe this measure is important to management and investors in evaluating our financial performance and measures our ability to generate cash without additional external financing.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Operating and Performance Statistics (unaudited)

	1st Quarter
For the Periods Ended March 31,	2022	2021	%
Operating/Performance Statistics
Freight car velocity (daily miles per car)	198	209	(5)%
Average train speed (miles per hour) *	24.1	25.2	(4)
Average terminal dwell time (hours) *	24.0	23.5	2
Locomotive productivity (GTMs per horsepower day)	130	138	(6)
Gross ton-miles (GTMs) (millions)	209,706	193,087	9
Train length (feet)	9,205	9,247	-
Intermodal car trip plan compliance (%)	71	77	(6) pts
Manifest/Automotive car trip plan compliance (%)	62	68	(6) pts
Workforce productivity (car miles per employee)	1,056	1,002	5
Total employees (average)	30,189	29,755	1

Locomotive Fuel Statistics
Average fuel price per gallon consumed	$2.95	$1.85	59%
Fuel consumed in gallons (millions)	234	216	8
Fuel consumption rate**	1.116	1.119	-

Revenue Ton-Miles (Millions)
Grain & grain products	21,029	20,348	3%
Fertilizer	3,151	2,995	5
Food & refrigerated	4,702	4,498	5
Coal & renewables	24,250	17,536	38
Bulk	53,132	45,377	17
Industrial chemicals & plastics	7,559	7,055	7
Metals & minerals	8,745	6,876	27
Forest products	6,625	6,318	5
Energy & specialized markets	9,066	9,590	(5)
Industrial	31,995	29,839	7
Automotive	4,147	3,773	10
Intermodal	17,918	18,375	(2)
Premium	22,065	22,148	-
Total	107,192	97,364	10%

*	Surface Transportation Board reported performance measures.

**	Fuel consumption is computed as follows: gallons of fuel consumed divided by gross ton-miles in thousands.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Non-GAAP Measures Reconciliation to GAAP

Adjusted Debt / Adjusted EBITDA*
Millions, Except Ratios	Mar. 31,	Dec. 31,
for the Trailing Twelve Months Ended [a]	2022	2021
Net income	$6,812	$6,523
Add:
Income tax expense/(benefit)	2,029	1,955
Depreciation	2,214	2,208
Interest expense	1,174	1,157
EBITDA	$12,229	$11,843
Adjustments:
Other income, net	(293)	(297)
Interest on operating lease liabilities**	51	56
Adjusted EBITDA	$11,987	$11,602
Debt	$32,239	$29,729
Operating lease liabilities	1,596	1,759
Unfunded/(funded) pension and other postretirement benefits,
net of tax cost/(benefit) of ($28) and ($21)	(92)	(72)
Adjusted debt	$33,743	$31,416
Adjusted debt / Adjusted EBITDA	2.8	2.7

[a]	The trailing twelve months income statement information ended March 31, 2022, is recalculated by taking the twelve months ended December 31, 2021, subtracting the three months ended March 31, 2021, and adding the three months ended March 31, 2022.

*

Total debt plus operating lease liabilities plus after-tax unfunded pension and other postretirement benefit obligations divided by net income plus income tax expense, depreciation, amortization, interest expense, and adjustments for other income and interest on operating lease liabilities. Adjusted debt to adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, and adjustments for other income and interest on operating lease liabilities) is considered a non-GAAP financial measure by SEC Regulation G and Item 10 of SEC Regulation S-K and may not be defined and calculated by other companies in the same manner. We believe this measure is important to management and investors in evaluating the Company’s ability to sustain given debt levels (including leases) with the cash generated from operations. In addition, a comparable measure is used by rating agencies when reviewing the Company’s credit rating. Adjusted debt to adjusted EBITDA should be considered in addition to, rather than as a substitute for, net income. The table above provides a reconciliation from net income to adjusted debt to adjusted EBITDA. At both March 31, 2022, and December 31, 2021, the incremental borrowing rate on operating lease liabilities was 3.2%.

**	Represents the hypothetical interest expense we would incur (using the incremental borrowing rate) if the property under our operating leases were owned or accounted for as finance leases.